Exhibit 99.1
EXECUTION COPY
TENDER AND VOTING AGREEMENT
This Tender and Voting Agreement (this “Agreement”), dated as of March 2, 2011, between the undersigned stockholder (“Stockholder”) of Global Defense Technology & Systems, Inc., a Delaware corporation (the “Company”), and Sentinel Acquisition Holdings Inc., a Delaware corporation (“Parent”).
WHEREAS, concurrently with the execution of this Agreement, the Company, Parent and Sentinel Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), have entered into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), providing for, among other things, (a) the commencement of a tender offer for all of the outstanding shares of Company Common Stock by Merger Sub (such offer as it may be amended from time to time as permitted under the Merger Agreement, the “Offer”) and (b) following the consummation of the Offer, the merger (the “Merger”) of Merger Sub with and into the Company pursuant to the terms and conditions of the Merger Agreement;
WHEREAS, as of the date hereof, Stockholder is the record or “beneficial owner” (as defined under Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”)) of the number of shares of the Company Common Stock set forth below Stockholder’s signature on the signature page hereto (the “Original Shares,” and, together with any additional shares of Company Common Stock included pursuant to Section 7 hereof, the “Shares”);
WHEREAS, as a condition to its willingness to enter into and perform its obligations under the Merger Agreement, Parent has required that Stockholder execute and deliver this Agreement and abide by the covenants and obligations set forth herein; and
WHEREAS, to induce Parent to enter into the Merger Agreement, Stockholder is willing to make certain representations, warranties, covenants and agreements with respect to the Shares.
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
1.	Definitions.
For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

2.	Representations of Stockholder; Representations of Parent.
(a) Stockholder represents and warrants to Parent that:
(i)
Stockholder beneficially owns (as such term is defined in Rule 13d-3 under the Exchange Act) all of the Original Shares free and clear of all Liens, proxies, voting trusts or agreements, options, rights, understandings, arrangements or any other encumbrances whatsoever on title, transfer, or exercise of any rights of a stockholder in respect of the Original Shares (“Encumbrances”). Except pursuant hereto, there are no options, warrants or other rights, agreements, understandings, arrangements or commitments of any character to which Stockholder is a party relating to the pledge, disposition or voting of any of the Original Shares and there are no voting trusts or voting agreements with respect to the Original Shares. On the date Merger Sub becomes obligated to accept for payment, purchase and pay for any Shares pursuant to the terms of the Offer and the Merger Agreement, Stockholder will have good and marketable title to the Original Shares, free and clear of any and all Encumbrances.

(ii)	Stockholder does not beneficially own any shares of Company Common Stock other than the Original Shares.

(iii)
Stockholder has full power, authority and legal capacity to enter into, execute and deliver this Agreement and to perform fully Stockholder’s obligations hereunder. This Agreement has been duly and validly authorized, executed and delivered by Stockholder and constitutes the legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms.

(iv)
None of the execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof will conflict with or result in a breach, or constitute a default (with or without notice of lapse of time or both)under any provision of, any agreement, instrument or Law.

(v)
No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity or other person or entity on the part of Stockholder is required in connection with the execution, delivery or performance of this Agreement.

(b) Parent represents and warrants to Stockholder that:
(i)
Parent has full power, authority and legal capacity to enter into, execute and deliver this Agreement and to perform fully Parent’s obligations hereunder. This Agreement and the Merger Agreement have been duly and validly authorized, executed and delivered by Parent and constitute the legal, valid and binding obligations of Parent, enforceable against Parent in accordance with its terms.

(ii)
None of the execution and delivery of this Agreement and the Merger Agreement by Parent, the consummation by Parent of the transactions contemplated hereby or thereby or compliance by Parent with any of the provisions hereof or therein will conflict with or result in a breach, or constitute a default (with or without notice of lapse of time or both) under any provision of, any agreement, instrument or Law.

(iii)
No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity or other person or entity on the part of Parent is required in connection with the execution, delivery or performance of this Agreement.

(iv)
Parent’s and Merger Sub’s obligations under the Merger Agreement are not subject to any conditions regarding Parent’s, Merger Sub’s or any other person’s ability to obtain financing for the Offer, the consummation of the merger or the other transactions contemplated by the Merger Agreement. Parent and Merger Sub have, and will have as of the Acceptance Date in connection with the Offer and at the Effective Time, sufficient cash available, directly or through one or more affiliates, to pay all amounts to be paid by Parent and Merger Sub in connection with the Merger Agreement and the transactions contemplated therein, including Parent’s and Merger Sub’s costs and expenses, the aggregate consideration offered per share, and the aggregate merger consideration, on the terms and conditions contained in the Merger Agreement, and there is no restriction on the use of such cash or cash equivalents for such purpose.

3.	Agreement to Tender.
(a) As promptly as practicable after the commencement of the Offer, and in any event no later than the 10th Business Day following the commencement of the Offer (the “Stockholder Initial Tender Date”), Stockholder shall validly tender into the Offer, in accordance with the terms of the Offer Documents, all of the Shares, free and clear of all Encumbrances. If Stockholder acquires any Shares after the Stockholder Initial Tender Date (including during any subsequent offering period, if any), Stockholder shall tender into the Offer such Shares, free and clear of all Encumbrances, within three Business Days following the date that Stockholder acquired such Shares.
(b) Once any Shares are tendered into the Offer, Stockholder shall not withdraw the tender of such Shares unless (i) the Offer shall have been terminated or shall have expired, (ii) this Agreement or the Merger Agreement has been terminated or (iii) there has been an Adverse Recommendation Change.
4.	Agreement to Vote Shares.
(a) At any meeting of the stockholders of the Company, however called, or at any postponement or adjournment thereof, or in connection with any written consent of the stockholders of the Company or in any other circumstance upon which a vote, consent or other approval of all or some of the stockholders of the Company is sought, Stockholder shall, and shall cause any holder of record of the Shares on any applicable record date to, vote or, if stockholders are requested to vote their shares through the execution of an action by written consent in lieu of such meeting of stockholders of the Company, execute a written consent or consents with respect to, such Shares: (i) in favor of the Merger and the Merger Agreement and any other matter that is required to be approved by the stockholders of the Company in order to effect the Transactions; (ii) against (1) any Company Takeover Proposal, (2) any action, proposal, transaction or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or of Stockholder under this Agreement and (3) any action, proposal, transaction or agreement that would reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Offer or the Merger or the fulfillment of Parent’s, the Company’s or Merger Sub’s conditions under the Merger Agreement or the Offer Documents, or change in any manner the voting rights of any class of shares of the Company (including any amendments to the Company Charter or Company Bylaws). The Stockholder shall retain at all times the right to vote the Shares in the Stockholder’s sole discretion and without any other limitation on those matters other than those set forth in this Section 4(a) that are at any time or from time to time presented for consideration to the Company’s stockholders generally. In the event that any meeting of the stockholders of the Company is held and any Shares are not purchased in the Offer, Stockholder shall (or shall cause the holder of record on any applicable record date to) appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum. The obligations set forth in this Section 4(a) shall apply to Stockholder unless and until the earliest to occur of the following (i) the Offer shall have been terminated or shall have expired, (ii) this Agreement or the Merger Agreement has been terminated or (iii) there has been an Adverse Recommendation Change.

5.	No Voting Trusts or Other Arrangement.
Stockholder shall not, and shall not permit any entity under Stockholder’s control to, deposit any of the Shares in a voting trust, grant any proxies with respect to the Shares or subject any of the Shares to any agreement, arrangement or understanding with respect to the voting of the Shares other than agreements entered into with Parent, as required by any letter of transmittal in connection with the Offer.
6.	Transfer and Encumbrance; No Inconsistent Arrangements.
(a) During the term of this Agreement, Stockholder shall not, directly or indirectly, (i) transfer, sell, offer, exchange, assign, pledge or otherwise dispose of or encumber (“Transfer”) any of the Shares (other than as contemplated by Section 3(a)), (ii) enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any of the Shares or Stockholder’s voting or economic interest therein or (iii) create or permit to exist any Encumbrance that could prevent Stockholder from tendering or voting the Shares in accordance with this Agreement or from complying with the other obligations under this Agreement, other than any restrictions imposed by applicable Law on any such Shares. Any attempted Transfer of Shares or any interest therein in violation of this Section 6 shall be null and void. This Section 6 shall not prohibit a Transfer of the Shares by Stockholder to any member of Stockholder’s immediate family, or to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family, or upon the death of Stockholder; provided, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement.
(b) This Agreement and the obligations hereunder shall attach to the Shares and shall be binding upon any person or entity to which legal or beneficial ownership shall pass, whether by operation of law or otherwise, including, without limitation, Stockholder’s successors or assigns. Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any or all of the Shares, unless such transfer is made in compliance with this Agreement. Notwithstanding any Transfer of Shares, the transferor shall remain liable for the performance of all of the obligations of Stockholder under this Agreement, except for any such Transfer pursuant to the Merger Agreement or the Offer.

(c) During the term of this Agreement, Stockholder shall not, directly or indirectly, take any action that would make any representation or warranty of Stockholder contained in this Agreement to be untrue or incorrect in any material respect or that would reasonably be expected to have the effect of preventing or disabling or materially delaying Stockholder from performing Stockholder’s obligations under this Agreement.
7.	Additional Shares.
Stockholder agrees that all shares of Company Common Stock that Stockholder purchases, acquires the right to vote or otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of after the execution of this Agreement shall be subject to the terms of this Agreement and shall constitute Shares for all purposes of this Agreement.
8.	Waiver of Appraisal and Dissenters’ Rights.
Stockholder hereby waives, and agrees not to assert or perfect, any rights of appraisal or rights to dissent from the Merger that Stockholder may have by virtue of ownership of the Shares.
9.	Documentation and Information.
Stockholder (i) consents to and authorizes the publication and disclosure by Parent and its affiliates of its identity and holding of the Shares and the nature of its commitments and obligations under this Agreement in any press release, any announcement or disclosure required by the SEC or other Governmental Entity, the Offer Documents, or any other disclosure document in connection with the Offer, the Merger or any of the other transactions contemplated by the Merger Agreement or this Agreement, and (ii) agrees as promptly as practicable to give to Parent any information reasonably related to the foregoing that Parent may reasonably require and request for the preparation of any such disclosure documents. Stockholder shall as promptly as practicable notify Parent of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that Stockholder becomes aware that any such written information shall have become false or misleading in any material respect.

10.	Termination.
This Agreement shall terminate upon the earliest to occur of (i) termination of the Offer; (ii) the Effective Time; (iii) the date on which the Merger Agreement is validly terminated in accordance with its terms, provided, that, to the extent the termination of the Merger Agreement is contested this Agreement shall not be terminated unless and until the Arbitrator determines that the Merger Agreement has been validly terminated; (iv) an Adverse Recommendation Change; and (v) any change to the terms of the Offer adverse to Stockholder made without the prior written consent of the Stockholder, including any reduction of the amount of consideration in the Offer or change in the form of consideration. With respect to clause (v) of the preceding sentence, the parties agree to cooperate in good faith with respect to considering any modification of the terms of the Offer adverse to the Stockholder as and if required by the U.S. Securities and Exchange Commission.
11.	No Agreement as Director or Officer.
Stockholder makes no agreement or understanding in this Agreement in Stockholder’s or any of its affiliates’ capacity as a director or officer of the Company or any of its subsidiaries (to the extent that Stockholder or any such affiliate holds such office), and nothing in this Agreement: (a) will limit or affect any actions or omissions taken by Stockholder in Stockholder’s or any of its affiliates’ capacity as such a director or officer, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement or (b) will be construed to prohibit, limit or restrict Stockholder or any of its affiliates from exercising Stockholder’s or any of its affiliates’ fiduciary duties as an officer or director to the Company or its stockholders.
12.	Certain Covenants.
(a) The Stockholder shall not knowingly take, or permit any of its directors, officers or controlled affiliates to take, any action that if taken by the Company would be a breach of Section 5.03(b) of the Merger Agreement.
(b) During the term of this Agreement, the Stockholder shall not call a special meeting of the stockholders of the Company.
(c) Stockholder shall consult with the Company before issuing, and provide the Company a reasonable opportunity to review and comment upon, any press release or similar written public statements by the Stockholder with respect to this Agreement, the Offer and the Merger; and the Stockholder shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system.

13.	No Recourse; Specific Performance.
(a) Parent and Stockholder agree that Stockholder (in Stockholder’s capacity as a stockholder of the Company) will not be liable for claims, losses, damages, liabilities or other obligations resulting from the Company’s breach of the Merger Agreement.
(b) Each party hereto acknowledges that irreparable damage would occur in the event a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, no party hereto will oppose the seeking of injunctive relief or other equitable remedy on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the other party’s seeking or obtaining such equitable relief.
14.	Entire Agreement.
This Agreement supersedes all prior agreements, written or oral, between and among the parties hereto with respect to the subject matter hereof and contains the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended or supplemented, and no provisions hereof may be modified or waived, except by an instrument in writing signed by both of the parties hereto. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.
15.	Notices.
All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, or (d) on the third Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 15):

If to Parent:

c/o Ares Corporate Opportunities Fund III, L.P.
2000 Avenue of the Stars
12th Floor
Los Angeles, CA 90067
Facsimile:	(310) 201-4170
Attention:	Matthew Cwiertnia, Senior Partner
Daniel Lukas, Partner
Michael Weiner, General Counsel

Copy (which shall not constitute notice) to:

Proskauer Rose LLP
2049 Century Park East, 32nd Floor
Los Angeles, CA 90067
Facsimile:	(310) 557-2193
Attention:	Michael A. Woronoff, Esq.
If to Stockholder, to the address or facsimile number set forth for Stockholder on the signature page hereof.

Copy (which shall not constitute notice) to:

Skadden, Arps, Slate Meagher & Flom (UK) LLP
40 Bank Street
Canary Wharf
London E14 5DS
United Kingdom
Facsimile:	+44.020.7072.7040
Attention:	Scott V. Simpson, Esq.
16.	Dispute Resolution.
(a) The parties agree that any and all disputes arising under or related in any way to this Agreement or the transactions contemplated hereby shall be resolved solely in arbitration before the Chancery Court of the State of Delaware (the “Delaware Court of Chancery”) as set forth below. Accordingly, and for the sake of clarity, the parties agree that they are waiving and relinquishing the right to bring any dispute arising under or related in any way to this Agreement or the transactions contemplated hereby before a court of any state or the United States; that they are waiving any right to have such dispute decided by a jury; and that they are also waiving any right to argue that the forum for the arbitration is an inconvenient one. The parties intend that this Section 16 be interpreted as broadly as possible, and in favor of prompt and binding arbitration

(b) This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to the principles of conflicts of laws thereof. The parties hereto agree that any dispute or controversy arising out of or in connection with this Agreement or the transactions contemplated hereby (a “Dispute”) shall be arbitrated in the Delaware Court of Chancery pursuant to 10 Del. C. § 349 and the Rules of the Delaware Court of Chancery promulgated thereunder (the “Chancery Rules”). The parties hereto agree to take all steps necessary or advisable, including execution of documents to be filed with the Delaware Court of Chancery, in order properly to submit such Dispute for Arbitration (as defined in the Chancery Rules) in accordance with this Section 16(b), and each such party agrees that it shall raise no objection to the submission of the Dispute to Arbitration in accordance with this Section 16(b) and further irrevocably waives, to the fullest extent permitted by law, any objection that it may have or hereafter have to the submission of such Dispute for Arbitration or any right to lay claim to jurisdiction in any venue.
(c) The Arbitration shall be conducted in accordance with the Chancery Rules; provided that the parties hereto may agree to amend, modify or alter such rules, and/or adopt new rules, in each case with the consent of the Arbitrator. Any such amendments, modifications or alterations shall be in writing and signed by an authorized representative of each such party. The Arbitration shall take place in Delaware or such other location as the parties and the Arbitrator (as defined below) may agree.
(d) The Arbitration shall be presided over by one arbitrator (the “Arbitrator”) who shall be a chancellor or vice-chancellor of the Delaware Court of Chancery appointed as an arbitrator by the Delaware Court of Chancery.
(e) Any issue concerning the extent to which any Dispute is subject to Arbitration shall be decided by the Arbitrator.
(f) The arbitral award (the “Award”) shall (i) be written or oral, (ii) state the reasons for the award, and (iii) be the sole and exclusive binding remedy with respect to the Dispute between and among the parties. The parties hereto acknowledge that time is of the essence and the parties agree that they shall not seek to vary the timing provisions of the Chancery Rules. Judgment on the Award may be entered in any court having jurisdiction thereof. All Awards of the Arbitrator shall be final, nonappealable and binding on the parties. The parties hereto waive any right to refer any question of law and right of appeal on the law and/or merits to any court, including any appeal contemplated by 10 Del. C. § 349(b). The Award shall be deemed an award of the United States, the relationship between the parties shall be deemed commercial in nature, and any Dispute arbitrated pursuant to this Section 16 shall be deemed commercial.

(g) The Arbitrator shall have the authority to grant any equitable or legal remedies that would be available in any judicial proceeding intended to resolve a Dispute, including entering injunctive or other equitable relief pending the final decision of the Arbitrator or the rendering of the Award. Notwithstanding the foregoing, the parties hereto agree that any petition for arbitration submitted pursuant to this Section 16 shall seek specific performance and may also seek monetary damages, but only in the event that a grant of an award of specific performance of the transactions contemplated hereby is not awarded.
(h) The parties hereto agree that the Arbitration, and all matters relating thereto or arising thereunder, including the existence of the Dispute, the proceeding and all of its elements (including any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions, and any decision of the Arbitrator or Award), shall be kept strictly confidential, and each party hereby agrees that such information shall not be disclosed beyond (i) the Arbitrator or such other persons as are contemplated by 10 Del C. § 349(b), (ii) such party’s legal counsel, for any purpose related to the Dispute, (iii) the other party to the Dispute, (iv) the other party’s legal counsel, for any purpose related to the Dispute, (v) any person necessary to the conduct of the Arbitration, and (vi) solely in connection with a party’s enforcement of an Award in a court having jurisdiction thereof in accordance with Section 16, such court; provided, however, that each party hereto agrees that, prior to disclosing any information to any party listed in subclauses (ii), (iv) or (v) above, such party shall use its best efforts to cause the recipient of such information to agree to maintain the confidentiality of such agreement in a manner consistent with the terms hereof.
(i) Each party hereto shall bear its own legal fees and costs in connection with the Arbitration; provided, however, that each such party shall pay one-half of any filing fees, fees and expenses of the Arbitrator or other similar costs incurred by the parties in connection with the prosecution of the Arbitration.
(j) The parties acknowledge that the Arbitrator may impose rules different from, or in addition to, those set forth in this Section 16, and nothing in this Section 16 shall be construed to limit or restrict the Arbitrator from adopting any such rules. Notwithstanding the foregoing, each party hereto shall use its best efforts to cause the Arbitration to be conducted in accordance with the procedures set forth in the foregoing provisions of this Section 16, and hereby further waives the right to object to the conduct of the Arbitration in accordance therewith.

(k) Notwithstanding the other provisions of this Section 16, each party hereto shall be entitled to seek interim or provisional relief in the Delaware Court of Chancery or, if the Delaware Court of Chancery lacks subject matter jurisdiction, any Federal court located in the State of Delaware to (i) remedy or prevent breaches of this Agreement or (ii) maintain the status quo, in each case until such time as the Arbitrator has been appointed. Each party hereto (i) irrevocably submits itself to the personal jurisdiction of the Delaware Court of Chancery or any Federal court located in the State of Delaware in any proceeding seeking such relief, and (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.
17.	Miscellaneous.
(a) If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.
(b) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.
(c) Stockholder will execute and deliver, or cause to be executed and delivered, such additional documents as Parent or Merger Sub may reasonably request for the purpose of carrying out the transactions contemplated by this Agreement.
(d) All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.
(e) The obligations of Stockholder set forth in this Agreement shall not be effective or binding upon Stockholder until after such time as the Merger Agreement is executed and delivered by the Parent and Merger Sub, and the parties agree that there is not and has not been any other agreement, arrangement or understanding between the parties hereto with respect to the matters set forth herein.

(f) No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by law.
(g) Neither party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto, except that Parent may assign, in its sole discretion, all or any of its rights, interests and obligations hereunder to any of its affiliates. Any assignment contrary to the provisions of this Section 17(g) shall be null and void.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

SENTINEL ACQUISITION HOLDINGS INC.
By	/s/ Matthew Cwiertnia
Name:	Matthew Cwiertnia
Title:	President

CONTEGO SYSTEMS LLC
/s/ Paul White
Name:	Paul White

By: Global Strategies Group Holding S.A.
/s/ Damian Perl
Name:	Damian Perl

Number of Shares of Company Common Stock Beneficially Owned as of the date of this Agreement: 3,803,274
Street Address:
2200 Defense Highway, Suite 406
City/State/Zip Code:
Crofton, MD 21114
Fax:
Signature Page to Tender and Voting Agreement